Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Leading Independent Proxy Advisor Recommends that Vitacost.com Shareholders Abstain from Voting on Great Hill Partner’s Consent Solicitation

ISS Recommends Shareholders Take No Action Until 2010 Annual Meeting

BOCA RATON, Fla., June 22, 2010 – Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products,  today announced that a leading independent proxy advisory firm, Institutional Shareholder Services ("ISS") a division of RiskMetrics Group, has recommended that Vitacost.com shareholders take no action at this time on all three proposals made by dissident shareholder Great Hill Partners IV, L.P. and its affiliates (“GHP”), including its proposal to replace four current directors with GHP’s handpicked nominees.

In its report, ISS stated that with respect to GHP’s three proposals, “we believe the annual meeting presents a more optimal forum for this type of decision.  Typically, proxy contests are conducted at annual shareholder meetings where removal of incumbent directors is not needed.  Shareholders can vote on either the management or the dissident ballot and vote for nominees they support on either ballot – or withhold votes from specific nominees they do not support.  Under the consent solicitation, shareholders wishing to support only certain of the management nominees do not have this choice”.

“We are very pleased that ISS heard our message that Great Hill Partner’s consent solicitation is premature and would fundamentally deny all owners of the company an opportunity to exercise their voting rights among a full field of candidates presented at the August Annual Meeting,” said Ira Kerker, Vitacost.com’s Chief Executive Officer.  “We have been telling shareholders throughout this consent solicitation process to protect their interests and not immediately award Board control over to GHP.  Our message has now been validated by a leading, well respected, independent proxy advisory firm and it is unfortunate that GHP has initiated this distracting and costly consent contest with the company.”

Vitacost.com urges all shareholders to reject GHP’s solicitation and not sign or submit GHP’s white consent card.  Shareholders who have already signed and submitted a white consent card may revoke that consent by signing, dating, and mailing Vitacost’s GOLD Consent Revocation Card.  Shareholders with questions regarding the current consent solicitation or that need assistance in revoking any consent they may have previously granted should contact:  The Altman Group, Inc. toll free at (800) 591-8269.

About Vitacost.com, Inc.

Vitacost.com, Inc. (Symbol: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Additional Information Regarding the 2010 Annual Meeting of Stockholders and Where to Find It

In connection with Vitacost.com Inc.’s solicitation of proxies for use at the company’s 2010 Annual Meeting of Stockholders, the company intends to file a proxy statement (and related proxy materials) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders its proxy statement (and related proxy materials).  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE 2010 ANNUAL MEETING OF STOCKHOLDERS.  The definitive proxy statement (when it becomes available) will be mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Vitacost.com Inc. at the SEC’s website at www.sec.gov and at the Investor Relations section of the company’s website at www.vitacost.com.  The definitive proxy statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors, director-nominees and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the 2010 Annual Meeting of Stockholders.  Information about Vitacost.com Inc.’s directors, director-nominees and executive officers will be set forth in Vitacost.com Inc.’s proxy statement on Schedule 14A which the company intends to file with the SEC and furnish to its stockholders.

Additional Information Regarding the Consent Revocation Solicitation and Where to Find It

In connection with a consent revocation solicitation, Vitacost.com Inc. filed a definitive consent revocation statement on Schedule 14A with the SEC on May 28, 2010.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE CONSENT REVOCATION SOLICITATION.  The definitive consent revocation statement was mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents and other documents filed by Vitacost.com Inc. at the SEC's website at www.sec.gov and at the Investor Relations section of the company’s website at www.vitacost.com.  The consent revocation statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from its stockholders in connection with the consent revocation solicitation.  Information about Vitacost.com Inc.'s directors and executive officers is set forth in Vitacost.com Inc.'s definitive consent revocation statement on Schedule 14A, which was filed with the SEC on May 28, 2010.